                                                                      EXHIBIT 23



                        [Wipfli Ullrich Bertelson LLP
                          CPAs Consultants Advisors
                                 Letterhead]



                   CONSENT OF WIPFLI ULLRICH BERTELSON LLP



We consent to the incorporation by reference in F&M Bancorporation, Inc.'s Registration Statement on Form S-8 (Registration Statement No. 333-01937) of our reports dated June 3, 1998 related to the consolidated financial statements of the F&M Employees' Retirement and Savings Plan and Trust (the "Plan") as of, and for the years ended, December 31, 1997 and 1996, and the related supplemental schedules, which reports appear in the December 31, 1997 Annual Report on Form 11-K of the Plan.




                                        /s/ Wipfli Ullrich Bertelson LLP




June 23, 1998
Appleton, Wisconsin